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                                                                   EXHIBIT 10.43


                              AMENDMENT NUMBER ONE
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT

         This AMENDMENT NUMBER ONE TO ADMINISTRATIVE SERVICES AGREEMENT (the "Amendment") is entered into on this 29th day of September, 2000, by and between CORRECTIONS CORPORATION OF AMERICA, a Tennessee corporation formerly known as Correctional Management Services Corporation (the "Company"), and JUVENILE AND JAIL FACILITY MANAGEMENT SERVICES, INC., a Tennessee corporation ("JJFMSI"). Any capitalized terms used herein and not otherwise defined shall have such meaning as may be ascribed to them in the Administrative Services Agreement, as defined below.

                                   WITNESSETH:

         WHEREAS, the Company and JJFMSI are parties to that certain Administrative Services Agreement, dated as of January 1, 1999, a copy of which is attached hereto as Exhibit A (the "Administrative Services Agreement"), pursuant to which the Company provides certain services to JJFMSI in exchange for the payment of a fee by JJFMSI as set forth in the Administrative Services Agreement; and

         WHEREAS, the Company and JJFMSI desire to amend the terms of the Administrative Services Agreement to increase the payments due from JJFMSI to the Company thereunder as set forth below.

         NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Amendments to Administrative Services Agreement.

         1.1 Management Fee. Effective January 1, 2000, and subject to the terms and provisions and the satisfaction of the conditions set forth hereinafter, the Administrative Services Agreement shall be amended by deleting the existing language of Section 2(a) of the Administrative Services Agreement, and in lieu thereof inserting the following language:

         "(a) Management Fee. For and in consideration of the Company's performance of its duties under this Agreement, Service Company shall pay to the Company a monthly management fee equal to four hundred fifty thousand dollars ($450,000) per month. Such management fee shall be escalated annually at the rate of four percent (4.0%) per annum."

        1.2 License Fee. Effective January 1, 2000, and subject to the terms and provisions and the satisfaction of the conditions set forth hereinafter, the Administrative Services Agreement shall be amended by adding a new Section 2(b) thereto, immediately following Section 2(a) as amended above, containing the following language:


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         "(b) License Fee. For and in consideration of the license described in subparagraph (j) of Section 1, the Service Company shall pay the Company, a monthly license fee equal to 2.0% of the Service Company's monthly management revenues. For the purposes of this section, Service Company's monthly management revenue shall be defined to mean such revenues of the Service Company derived solely from the operation and management of corrections and detention facilities by the Service Company. Service Company agrees to provide the Company upon request such financial and other information as may be reasonably required to determine or confirm the amount of the license fee to be paid hereunder."

         1.3 Miscellaneous Amendments. In connection with the amendments set forth in Sections 1.1 and 1.2 above, the Administrative Services Agreement shall be further amended by redesignating Sections 2(b) and 2(c) as Sections 2(c) and 2(d), respectively. In addition, all other provisions contained in the Administrative Services Agreement, any exhibit or attachment thereto, and any documents or instruments referred to therein, shall hereby be amended, where appropriate and the context requires, to reflect the amendments contained in this Section 1.

         2. Authorization. Each party to the Amendment hereby represents and warrants that the execution, delivery, and performance of the Amendment are within the powers of each party and have been duly authorized by the party, the execution and performance of this Amendment by each party have been duly authorized by all applicable laws and regulations, and this Amendment constitutes the valid and enforceable obligation of each party in accordance with its terms.

         3. Effect of Amendment. Except as modified or amended herein, all terms and provisions of the Administrative Services Agreement shall continue and remain in full force and effect.

         4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one agreement.

         5. Headings. Section headings are for convenience or reference only and shall not be used to construe the meaning of any provision in this Amendment.

         6. Governing Law. This Amendment shall be construed in accordance with the laws of the State of Tennessee.

         7. Severability. Should any part of this Amendment be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining portion.

         8. Successors. This Amendment shall be binding upon and inure to the benefit of the respective parties and their permitted assigns and successors in interest.

         9. Waivers. No waiver of any breach of any of the terms or conditions of this Amendment shall be held to be a waiver of any other or subsequent breach; nor shall any waiver be



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valid or binding unless the same shall be in writing and signed by the party alleged to have granted the waiver.

         10. Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto and supersedes all prior agreements and presentations with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                                    CORRECTIONS CORPORATION OF AMERICA



                                    By:  /s/ Darrell K. Massengale
                                         ---------------------------------------
                                    Its:  Secretary
                                         ---------------------------------------


                                    JUVENILE AND JAIL FACILITY
                                    MANAGEMENT SERVICES, INC.


                                    By:  /s/ Darrell K. Massengale
                                         ---------------------------------------
                                    Its:  President
                                         ---------------------------------------






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                                    EXHIBIT A

                            [intentionally omitted]